UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2012

Coyote Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52512	20-5874196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1671 SW 105 Lane, Davie, Florida 33324
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (786) 423-1811

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2012, Coyote Resources, Inc., a Nevada corporation (the “Registrant”), entered into an unsecured consolidated promissory note (the “Consolidated Note”) with an investor which consolidates all of the outstanding principal and accrued interest due as of September 26, 2012 on outstanding promissory notes with the investor dated October 27, 2011, February 7, 2012, March 6, 2012, March 30, 2012, May 18, 2012, and August 2, 2012 (collectively, the “Initial Notes”), together with additional proceeds from the investor of $100,000 received by the Registrant on September 26, 2012.  The Initial Notes were terminated and replaced by the Consolidated Note.

The Consolidated Note is due on September 26, 2014, or upon default, whichever is earlier, and bears interest at the annual rate of 12%.  This brief description of the Consolidated Note is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of Consolidated Note as attached in Exhibit 10.1 to this report.

The Consolidated Note was issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 for a description of the Consolidated Note, which is hereby incorporated by reference.

Item 9.01 Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Form of Consolidated Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Coyote Resources, Inc.

Date: September 27, 2012	By:	/s/ Guy Martin
Guy Martin President